Exhibit 3.1

[SEAL]	DEAN HELLER Secretary of State 206 North Carson Street	Entity # E0481852005-1
	Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.biz	Document Number: 20050287243-13

	Articles of Incorporation (PURSUANT TO NRS 78)	Date Filed: 7/26/2005 9:03:24 AM
In the office of Dean Heller Secretary of State

Important. Read attached instructions before completing form.	ABOVE-SPACE IS FOR OFFICE USE ONLY

1.	Name of Corporation:	VSURANCE INC.

2.	Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	Paracorp Incorporated
Name
		318 N Carson St #208	Carson City	NEVADA	89701
		Street Address	City		Zip Code

		Optional Mailing Address	City	State	Zip Code

3.	Shares: (number of shares corporation authorized to issue)		5,000,000 Special Preferred @ .001
		Number of shares with par value:	50,000,000 COMMON	Par Value:	$ .001	Number of shares without par value:

4.	Names & Addresses, of Board of Directors /Trustees: (attach additional page there is more than 3 directors/trustees)	1.	DONNA L SMITH
		Name
		P O Box 7496	Canton	Ohio	44705
		Street Address	City	State	Zip Code
		2.
		Name

		Street Address	City	State	Zip Code
		3.
		Name

		Street Address	City	State	Zip Code

5.	Purpose: (optional-see instructions)	The purpose of this Corporation shall be:

6.	Names, Address and Signature of Incorporator. (attach additional page. there is more than 1 incorporator)	DONNA L SMITH	/s/ DONNA L SMITH
		Name	Signature
		3894 Kropf Ave SW	Canton	Ohio	44705
		Address	City	State	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation.
July 25, 2005
		Authorized Signature of R.A. or On Behalf of R.A. Company	Date

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State Form 78 ARTICLES 2003